UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): April 15, 2005

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         Delaware                      0-23044             93-0976127
(State or Other Jurisdiction of      (Commission         (IRS Employer
       Incorporation)                File Number)       Identification No.)

     300 Knightsbridge Pkwy.
        Lincolnshire, IL                                      60069
      (Address of Principal                                 (Zip Code)
       Executive Offices)

        Registrant's telephone number, including area code: 847-478-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                           Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2004. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 1.01 Entry Into a Material Definitive Agreement

On April 15, 2005, Motient entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with approximately 40 purchasers under which Motient sold 408,500 shares of non-voting Series A Cumulative Convertible Preferred Stock, $0.01 par value in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Motient received cash net proceeds under such Securities Purchase Agreement, before escrowing a portion of the proceeds as required under the terms of the preferred stock as described in Item 3.02 of this Current Report on Form 8-K, of approximately $391 million. The purchasers under the Securities Purchase Agreement included most of the purchasers from Motient's November 2004 private placement, as well as several new investors.

Pursuant to the Securities Purchase Agreement, Motient covenanted that it intends to use part of the proceeds of this issuance to, among other things, purchase newly issued common stock of TerreStar Networks Inc., a 97% owned subsidiary of Mobile Satellite Ventures, LP. Motient anticipates that such purchase of common stock would occur in connection with a spin-off of TerreStar to the limited partners of MSV and would result in Motient gaining a majority interest in TerreStar. TerreStar has the right, subject to regulatory approval, to receive from one of MSV's investors certain S-band spectrum authorizations. Motient and TerreStar Networks have not entered into definitive documents regarding any such investment by Motient, and the consummation of this

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transaction will not occur until the parties have, among other things, received all applicable regulatory approvals and negotiated and executed definitive documentation. Accordingly, Motient can provide no assurances that this transaction will ever be consummated. The remaining proceeds (or all of the proceeds, if the purchase of TerreStar common stock is never consummated) will be used for a variety of purposes, including general corporate purposes.

In connection with the execution of the Securities Purchase Agreement, Motient also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the purchasers. Under this Registration Rights Agreement, Motient is obligated to use its reasonable best efforts to cause a registration statement on Form S-1 (or if available S-3) (the "Registration Statement") relating to the resale by the purchasers of the Motient shares of common stock issuable upon conversion or otherwise (the "Conversion Shares") under the preferred stock and the warrants described below to be filed with the SEC on or prior to June 24, 2005, and will use its best efforts to cause the Registration Statement to become effective as soon as possible, but in no event later than
(i) August 8, 2005 if the Registration Statement is not reviewed by the Securities and Exchange Commission (the "SEC")or (ii) September 7, 2005 if the Registration Statement is reviewed by the SEC. The Registration Rights Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Also in connection with the Securities Purchase Agreement and the Registration Rights Agreement, Motient granted warrants (the "Warrants") exercisable for an aggregate of 154,109 shares of Motient common stock (the "Warrant Shares") to the purchasers. The Warrants have a term of five years and an exercise price equal to $26.51 per share. Each Warrant shall become exercisable if the registration statement registering the resale of the Warrant Shares is not filed or declared effective in accordance with the time limits described above in the Registration Rights Agreement or if the Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of the Conversion Shares and Warrant Shares registered thereby for a period of time that shall exceed 30 days in the aggregate in any twelve-month period. Each Warrant will vest as to 1/365th of the Warrant Shares for (i) each day after June 24, 2005 on which the Registration Statement has not yet been filed, (ii) each day after August 8, 2005 or September 7, 2005, as applicable, that the Registration Statement has not been declared effective or (iii) each day after the Registration Statement first becomes effective that Motient is unable to keep it effective in accordance with the time periods and terms described above. A form of Warrant is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

On April 15, 2005, Motient issued and sold 408,500 shares of non-voting Series A Cumulative Convertible Preferred Stock, $0.01 par value (the "Series A Preferred"), for $1,000 per share. Motient paid commissions of $17.2 million in connection with such sale. The sale of these shares of preferred stock was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2)

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of the Securities Act as a sale not involving any public offering, under which offers and sales were made to Qualified Institutional Buyers as such term is defined under the rules and regulations under the Securities Act. In connection with such sale of preferred stock, Motient also issued, for no separate consideration, warrants to purchase up to 154,109 shares of Motient common stock.

The rights, preferences and privileges of the Series A Preferred are contained in a Certificate of Designations of the Series A Cumulative Convertible Preferred Stock that is filed as Exhibit 4.1 to this Current Report on Form 8-K. The following is a summary of these rights, preferences and privileges:

     o The Series A Preferred Stock is non-voting, except as required by applicable law.

     o From April 15, 2005 to April 15, 2007, Motient is required to pay dividends in cash at a rate of 5.25% per annum (the "Cash Rate") on the shares of Series A Preferred. Motient was required to place the aggregate amount of these cash dividends, $42,892,500, in an escrow account. These cash dividends will be paid to the holders of Series A Preferred from this escrow account in four semi-annual payments, unless earlier paid pursuant to the terms described below.

     o From April 15, 2007 to April 15, 2010, Motient is required to pay dividends on each share of Series A Preferred either in cash at the Cash Rate or in shares of Motient common stock at a rate of 6.25% per annum.

     o If any shares of Series A Preferred remain outstanding on April 15, 2010, Motient is required to redeem such shares for an amount equal to the purchase price paid per share plus any accrued but unpaid dividends on such shares.

     o Each holder of shares of Series A Preferred shall be entitled to convert their shares into shares of Motient common stock at any time. Each share of Series A Preferred will initially be convertible into 30 shares of Motient common stock. Upon conversion, any accrued but unpaid dividends on such shares will also be issued as shares of common stock, in a number of shares determined by dividing the aggregate value of such dividend by $33.33. In addition, if the conversion takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the converting holder will be entitled to the portion of the escrow account per share of Series A Preferred Stock equal to $105.00 minus all dividends that have been paid on such share from the escrow account (such amount, the "Escrow Portion"). Upon conversion, all amounts paid to holders of Series A Preferred will be paid in shares of Motient common stock.

     o Upon a change in control of Motient, each holder of Series A Preferred shall be entitled to require Motient to redeem such holder's shares of Series A Preferred for an amount in cash equal to $1,080 per share plus all accrued and unpaid dividends on such shares. In addition if the change in control takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the holder electing to have such shares redeemed will be entitled to the Escrow Portion remaining as to such share.

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The Warrants described in Item 1.01 above may be exercised as to any vested shares at any time until April 15, 2010 at an exercise price of $26.51 per share of common stock. A description of the vesting terms as to such shares is described in Item 1.01 above.

Item 3.03 Material Modifications to Rights of Security Holders

Please see Item 3.02 above for a description of Motient Corporation's newly issued Series A Cumulative Convertible Preferred Stock.

Pursuant to the terms of the Series A Preferred, no dividends may be declared or paid, and no funds shall be set apart for payment, on shares of Motient common stock, unless (i) written notice of such dividend is given to each holder of shares of Series A Preferred not less than 15 days prior to the record date for such dividend and (ii) a registration statement registering the resale of the Conversion Shares has been filed with the SEC and is effective on the date Motient declares such dividend.

Upon the liquidation, dissolution or winding up of Motient, the holders of Series A Preferred are entitled to receive, prior and in preference to any distributions to holders shares of Motient common stock, an amount equal to $1,000 per share plus all accrued and unpaid dividends on such shares. In addition if the liquidation, dissolution or winding up takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the holder of each share of Series A Preferred will be entitled the Escrow Portion remaining as to such share.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
            Year.

On April 15, 2005, Motient Corporation filed a Certificate of Designations of the Series A Cumulative Convertible Preferred Stock, with the Secretary of State of the State of Delaware.

Item 7.01 - Regulation FD Disclosure

Motient Corporation issued a press release, dated April 18, 2005, which is attached hereto as Exhibit 99.1. This exhibit is furnished, not filed, pursuant to Regulation FD.

Item 9.01 - Financial Statements and Exhibits

(c)      Exhibits

3.1 Certificate of Designations of the Series A Cumulative Convertible Preferred Stock

10.1 Securities Purchase Agreement dated April 15, 2005 by and among the Registrant and the Purchasers listed on Schedule 1 thereto

10.2 Registration Rights Agreement dated April 15, 2005 by and among the Registrant and the Purchasers listed on Schedule 1 thereto

10.3     Form of Common Stock Purchase Warrant

99.1     Press release dated April 18, 2005




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MOTIENT CORPORATION



                                      By: /s/ Robert Macklin
                                          -------------------------------
                                          Robert Macklin
                                          Secretary and General Counsel

Date:  April 18, 2005